Exhibit 99.1

Sensus Healthcare Acquires Two Mobile Aesthetic Laser Companies in Florida

•	Establishes new line of business, adds recurring revenue stream while more than doubling dermatology customer base across the state
•	Expected to add $1.0 million in revenues over the next 12 months and to be immediately accretive to earnings
•	Management from both companies to assume leadership roles at new division, Sensus Laser Aesthetic Solutions

BOCA RATON, Fla. (August 4, 2020) – Sensus Healthcare, Inc. (Nasdaq: SRTS), a medical device company specializing in highly effective, non-invasive, minimally-invasive and cost-effective treatments for oncological and non-oncological conditions, announces the acquisition of two mobile aesthetic laser companies serving the State of Florida: Aesthetic Mobile Laser Services, which serves Southeast and Southwest Florida; and Aesthetic Laser Partners, which serves Central and Northern Florida. These transactions will add approximately $1.0 million in revenues over the next 12 months, assuming dermatology clinics will be at 80% of their pre-COVID-19 patient levels, and will be immediately accretive to earnings. Both were all-cash transactions and neither has any associated earn-outs or contingency payments. Additional financial terms were not disclosed.

Aesthetic Mobile Laser Services and Aesthetic Laser Partners each has been in business for more than two decades and both have a high level of customer trust and satisfaction. Together they have approximately 30 lasers and six vans, and service some 150+ dermatology practices in Florida alone, including more than 500 dermatologists who are not current Sensus customers. Their lasers facilitate a wide range of in-office aesthetic dermatology procedures including facial rejuvenation, wrinkle removal, body sculpting/fat removal as well as other aesthetic applications.

“These acquisitions are the first step in an exciting new and significant growth strategy for Sensus that complements our laser products soon to debut,” said Joe Sardano, chief executive officer of Sensus Healthcare. “These two established and highly-regarded companies offer mobile aesthetic laser units across all of Florida, and provide us with access to new dermatology accounts for our Superficial Radiation Therapy (SRT) systems as well as for an introduction to our new line of lasers, expected to be launched later this year.

“From a financial perspective, we look forward to a meaningful contribution to sales over the coming year and beyond, with immediate accretion to EBITDA and earnings,” Mr. Sardano continued. “Dermatology practices that are starting to reopen are focusing on self-pay procedures in order to begin recovering the extensive revenue they lost due to the impact of the coronavirus. As such, the timing to begin this initiative is ideal.

“We plan to add to these mobile offerings with our own aesthetic laser products once we receive U.S. Food and Drug Administration 510(k) clearance, expected by year-end,” he added. “These new lasers will be equipped with our Sentinel™ IT Solutions software, which provides asset management and HIPPAAcompliant patient data and storage capability. The Sentinel IT Solutions package also contains the software necessary to support shared service models including direct patient billing. This will further transform Sensus into a technology solutions company with our customers experiencing the benefits of ‘smart’ technology.

“Over time, we will consider the acquisition of additional mobile laser providers in certain other states. There are ample opportunities to explore and the time is right, with an aging population increasingly focused on aesthetics, and practice valuations at attractive levels,” he added.

Related to this announcement, Sensus has named Paul Miano and Matthew Hufford to executive positions with a newly-formed division, Sensus Laser Aesthetic Solutions (SLAS). Mr. Miano, previously founder at Aesthetic Mobile Laser Services, will serve as Vice President of the division, and Mr. Hufford, previously founder at Aesthetic Laser Partners, will be Regional Manager for Central and Northern Florida.

Mr. Miano brings to Sensus 21 years of operational services experience as he built a consistent and reliable services model that customers throughout the Southeast and Southwest regions of Florida learned to trust and enjoy.

Mr. Hufford has a demonstrated history of working in the health wellness and fitness industry. Skilled in medical devices, sales, account management and marketing, he joined Aesthetic Laser Partners in 2000 as an account representative and laser technician, followed by positions of increasing responsibility until purchasing the company in 2012.

“I have known Paul, Matt and their companies for over eight years, and am impressed by their operational ability to grow their businesses through trust and reliable service. We are extremely excited to embark on this next phase of growth, supported by these two exceptional individuals,” Mr. Sardano concluded.

Commenting on the transaction, Mr. Miano said, “All of us at Aesthetic Mobile Laser Services are excited to join the team at Sensus Healthcare. We are confident in the leadership of Joe Sardano and the Sensus team, and our combined abilities to further develop the aesthetic mobile device business and other opportunities that will result from the synergies that exist between our companies.”

Mr. Hufford added, “I’m excited to work with Joe Sardano and his team at Sensus Healthcare. By being acquired by Sensus we have the opportunity to grow and expand a proven model in Florida and throughout the U.S.”

The Company plans to provide additional information on these acquisitions during its second quarter conference call on August 6, 2020 at 4:30 p.m. ET.

About Aesthetic Mobile Laser Services

Aesthetic Mobile Laser Services, based in Deerfield Beach, Florida, was founded in 1999 on the premise that medical and healthcare professionals want to offer their patients the latest in advanced laser technology, but without the long-term financial commitment, maintenance problems and obsolescence concerns associated with equipment ownership. It delivers a complete line of aesthetic medical lasers with rentals that run from hourly to a two-three day drop off service.

About Aesthetic Laser Partners

Aesthetic Laser Partners, based in Altamont Springs, Florida, offers in-office laser rental service that provides an easy way for medical professionals to offer aesthetic laser procedures without the long-term financial commitment, maintenance problems and obsolescence concerns associated with equipment ownership. Aesthetic Laser Partners delivers a complete line of aesthetic medical lasers and devices manufactured by industry leaders including Candela, Solta Medical (formerly Reliant and Thermage), Deka, Con Bio, Sciton and others. It also offers comprehensive laser training and support and can customize an in-service for medical professionals seeking to offer aesthetic procedures.

About Sensus Healthcare

Sensus Healthcare, Inc. is a medical device company specializing in highly effective, non-invasive, minimally-invasive and cost-effective treatments for both oncological and non-oncological conditions. The Sculptura™ modulated robotic brachytherapy radiation oncology system provides targeted directional anisotropic radiation therapy (ART) and brachytherapy utilizing our proprietary, state-of-the-art 3D Beam Sculpting™ to treat patients undergoing cancer treatment during surgery, or at the tumor site, fast and efficiently. Sensus also offers its proprietary low-energy X-ray technology known as superficial radiation therapy (SRT), which is the culmination of more than a decade of research and development, to treat nonmelanoma skin cancers and keloids with its SRT-100™, SRT-100+™ and SRT-100 Vision™ systems. With its portfolio of innovative medical device products, Sensus provides revolutionary treatment options to enhance the quality of life of patients around the world.

For more information, visit www.sensushealthcare.com.

Forward-Looking Statements

This press release includes statements that are, or may be deemed, ''forward-looking statements.'' In some cases these forward-looking statements can be identified by the use of forward-looking terminology including "believes," "estimates," "anticipates," "expects," "plans," "intends," "may," "could," "might," "will," "should," "approximately," "potential" or, in each case, their negative or other variations thereon or comparable terminology, although not all forward-looking statements contain these words.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics and healthcare, regulatory and scientific developments, and depend on the economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. Although we believe that we have a reasonable basis for each forward-looking statement contained in this press release, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward looking statements contained in this press release, as a result of, among other factors: the continuation and severity of the COVID-19 pandemic, including its impact on sales and marketing; our ability to achieve and sustain profitability; market acceptance of our product lines; our ability to successfully commercialize our products; our ability to compete effectively in selling our products and services, including responding to technological change and cost containment efforts of our customers; our need and ability to obtain additional financing in the future; our ability to expand, manage and maintain our direct sales and marketing organizations; our ability to obtain and maintain intellectual property of sufficient scope to adequately protect our products, and our ability to avoid infringing or otherwise violating the intellectual property rights of third parties; the willingness of healthcare providers to purchase our products if coverage, reimbursement and pricing from third party payors for procedures using our products declines; the level and availability of government and third party payor reimbursement for clinical procedures using our products; our ability to effectively manage our anticipated growth, including hiring and retaining qualified personnel; the regulatory requirements applicable to us and our competitors; our ability to manufacture our products to meet demand; our current reliance on third party manufacturers and sole- or single-source suppliers, as well as our ability to successfully transition manufacturing of our products in-house; our ability to reduce the per unit manufacturing costs; our ability to efficiently manage our manufacturing processes; the regulatory and legal risks, and certain operating risks, that our international operations subject us to; the fact that product quality issues or product defects may harm our business; the accuracy of our financial statements and accounting estimates, including allowances for accounts receivable and inventory obsolescence; any product liability claims; new legislation, administrative rules, or executive orders, including those that impact taxes and international trade regulation; concentration of our customers in the U.S. and China, including the concentration of sales to one particular customer in the U.S.; and other risks described from time to time in Sensus Healthcare's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K.

In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this press release, they may not be predictive of results or developments in future periods. Any forward-looking statements that we make in this press release speak only as of the date of such statement, and we undertake no obligation to update such statements to reflect events or circumstances after the date of this press release. You should read carefully our "Cautionary Note Regarding Forward-Looking Information" and the factors described in the "Risk Factors" section of our periodic reports filed with the Securities and Exchange Commission to better understand the risks and uncertainties inherent in our business.

Contact:

LHA Investor Relations

Kim Sutton Golodetz 212-838-3777

kgolodetz@lhai.com

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